Exhibit 21.1

SUBSIDIARIES OF DADE BEHRING HOLDINGS, INC.

Dade Behring Inc. (U.S.)
Dade Finance LLC (U.S.)
Dade Behring Finance Co. LLC (U.S.)
Dade Behring Diagnostic Co. Ltd. (Thailand)
Dade Behring Diagnostics Philippines, Inc. (Philippines)
Dade Behring Ltd. (Japan)
Dade Behring Asia Pte. Ltd. (Singapore)
Dade Behring Diagnostics (Malaysia) SDN BHD (Malaysia)
Dade Behring Hong Kong, Ltd. (Hong Kong)
Dade Behring Diagnostics Pty., Ltd. (Australia)
Dade Behring Diagnostics Ltd., NZ (New Zealand)
Dade Behring Holdings Hong Kong Ltd. (Cayman Islands)
Dade Behring Hong Kong Holdings Corp. (British V.I.)
Dade Behring Diagnostics (Shanghai) Co., Ltd. (China)
Dade Behring S.A. de C.V. (Mexico)
Dade Behring Servicios, S.A. de C.V. (Mexico)
Dade Behring Ltda. (Brazil)
Dade Behring de Venezuela C.A. (Venezuela)
Dade Behring Canada Inc. (Canada)
Dade Behring Ltd. (U.K.)
Dade Behring AG (Switzerland)
Dade Behring Diagnostics AG (Switzerland)
Dade Behring B.V. (Netherlands)
Dade Behring Portugal-Meios de Diagnostico, Medico LDA (Portugal)
Dade Behring Participations S.A.S. (France)
Dade Behring S. A. S. (France)
Dade Behring Vertriebs Beteiligungs GmbH (Germany)
Dade Behring Diagnostics India Private Limited (India)
Dade Behring Holding GmbH (Germany)
Dade Behring South Africa Pty Limited (South Africa)
Dade Behring Beteiligungs GmbH (Germany)
Dade Behring S.p.A. (Italy)
Dade Behring Iberica Holding, S.L. (Spain)
Dade Behring S.A. (Spain)
Dade Behring AB (Sweden)
Dade Behring Austria GmbH (Austria)
Dade Behring Diagnostick Ticaret Ltd. (Turkey)
Dade Behring AS (Norway)
Dade Behring Diagnostics Sp.z.o.o. (Poland)
Dade Behring S.A. (Belgium)
Dade Behring European Services Sprl (Belgium)
Dade Behring Marburg GmbH (Germany)
Dade Behring Verwaltungs GmbH (Germany)
Dade Behring Grundstuecks GmbH (Germany)
Dade Behring A/S (Denmark)
Dade Behring OY (Finland)
Dade Behring Hellas ABEE (Greece)
Dade Behring Diagnostics S.A.E. (Egypt)
Dade Behring Vertriebs GmbH (Germany)
Syva Diagnostica B.V. (Netherlands)

Dade Behring Patente GmbH & Co. KG (Germany)